Exhibit 10.56
November 30, 2011

Daniel S. Glaser
[Address]
[City, State Zip Code]

Subject: Terms of Employment

Dear Dan:

This amendment to the Letter Agreement, dated November 22, 2010, between you and Marsh & McLennan Companies, Inc. (the “2010 Letter Agreement”) is intended to set forth the terms of your employment by Marsh & McLennan Companies, Inc. (“Marsh & McLennan Companies” and together with its subsidiaries and affiliates, the “Company”). The 2010 Letter Agreement will continue to govern your employment, except as specified below, effective as of April 20, 2011:

1.	Your title will be Group President and Chief Operating Officer of Marsh & McLennan Companies. This position currently reports to the Chief Executive Officer of Marsh & McLennan Companies.

2.	References to “Marsh” within the 2010 Letter Agreement shall be deemed references to Marsh & McLennan Companies.

3.
The reference to the “2000 Senior Executive Incentive and Stock Award Plan” within the 2010 Letter Agreement shall be deemed a reference to the 2011 Incentive and Stock Award Plan and references to the “Senior Executive Severance Plan” within the 2010 Letter Agreement shall be deemed a reference to the Senior Executive Severance Plan in effect at the time of your termination.

Please acknowledge your agreement with the terms of this letter agreement by signing and dating the enclosed copy and returning it to me on or before December 15, 2011.

Sincerely,

/s/ Brian Duperreault
Brian Duperreault
President and Chief Executive Officer
Marsh & McLennan Companies, Inc.

Accepted and Agreed:

/s/ Daniel S. Glaser
(Signature)

11/30/11
(Date)